                             SECOND LEASE AMENDMENT
                             ----------------------

                  AGREEMENT, made as of the 12th day of April, 2000, by and between PARK ASSOCIATES, a New York partnership, with an office at 1 Executive Drive, Edgewood, New York 11717, (hereafter "Landlord") and SUPERIOR SUPPLEMENTS, INC., a corporation duly organized and existing under the law of the state of Delaware, with an office at 270 Oser Avenue, Hauppauge, New York 11788 (hereafter "Tenant").

                                   WITNESSETH
                                   ----------

                  WHEREAS, Landlord and Tenant entered into an Agreement of Lease, dated April 30, 1996, for the leasing by Landlord and the hiring by Tenant, of those certain premises known as 270 Oser Avenue, Hauppauge, New York, (the "Premises"), for the term, for the rent and on such other terms and conditions as set forth in the Lease; and

                  WHEREAS, Landlord and Tenant entered into an amendment, dated March 5, 1998, to the Agreement of Lease, whereby the term of the Lease was extended until October 14, 2000, for the rent and on all of the terms and conditions as set forth in the Agreement of Lease, as amended (the Agreement of Lease, as amended, the "Lease"); and

                  WHEREAS, the Lease is currently in full force and effect and Tenant is occupying the Premises; and

                  WHEREAS, the term of the Lease is to end on October 14, 2000; and

                  WHEREAS, in Section 20 (B) of the Lease, Tenant shall have the option to extend the term of the Lease for an additional period of two
         (2) years until October 14, 2002, on such terms and conditions as set forth therein; and

                  WHEREAS, Tenant has, by written notice dated March 23, 2000, exercised its option to extend the term of the tease for an additional period of two (2) years from October 14, 2000, so that the term of the Lease shall end on October 14, 2002, for the rent, and on such other terms and conditions of the Lease and as set forth herein;

                  WHEREAS, Tenant and Landlord desire to enter into an agreement to reflect the extension of the tern of the Lease for an additional period of two (2) years from October 14, 2000, so that the term of the Lease shall end on October 14, 2002, for the rent, and on such other terms and conditions of the Lease and as set forth herein;

                  NOW, THEREFORE, in consideration of the Lease, the Lease Amendment, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agrees as follows:

         1.       Landlord and Tenant hereby ratify and confirm the recitals.

         2. In accordance with Section 20 (B) of the Lease, Tenant has exercised its option to extend the term of the Lease for an additional period of two (2) years from October 14, 2000.

         3. Notwithstanding anything contained in the Lease, Section 2 (A) of the Lease is hereby amended to extend the term of the Lease for an additional period of two (2) years from the present expiration date thereof, so that the term of the Lease shall end on October 14, 2002, instead of October 14, 2000, unless such term shall sooner cease and expire as in the Lease provided.

         4. Section 3(A)(1) of the Lease is amended by adding the following subparagraphs thereto:

                  (vii) For the period October 15, 2000 through October 14, 2001, Base Rent shall be two hundred eighty-three thousand five hundred and 00/100 ($283,500.00) dollars, payable twenty-three thousand six hundred twenty-five and 00/100 ($23,625.00) dollars monthly

                  (viii) For the period October 15, 2001 through October 14, 2002, Base Rent shall be two hundred ninety-seven thousand six hundred seventy-five and 00/100 ($297,675.00) dollars, payable twenty-four thousand eight hundred six and 25/100 ($24,806.25) dollars monthly.

         5. During the term of the Lease as extended hereby, in addition to the annual Base Rent, Tenant agrees to, and shall continue to, abide by each and every obligation of Tenant under the Lease, and shall continue to pay for all items Tenant was paying for during the original term and First Extension Term of the Lease, as and when Tenant paid for such items during the original term and First Extension Term of the Lease, such as and including, without limitation, real estate taxes and sewer charges.

         6. Tenant warrants and represents to Landlord that there was no broker instrumental in bringing about or consummating this Second Lease Amendment and Tenant has had no conversations with any broker (s) in connection with this Second Lease Amendment. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all costs, commissions, expenses, claims, suits, actions, judgments, etc., including Landlord's attorneys fees, of or by any broker for a commission or fee in connection with this second Lease Amendment.

         7. Tenant acknowledges and agrees that Landlord has not offered to do, and Landlord has no obligation to do, any work or make any repairs, alterations, modifications, improvements, changes or additions to the premises in connection with this Second Lease Amendment.

         8. Tenant warrants and represents to Landlord that it has no cause of action, whether at law or in equity, including without limitation, any offset(s), counterclaim(s) or defense(s), with respect to the Lease.

         9. The Lease, as amended herein, may only be modified by a writing executed by the parties hereto.

         10. The covenants, conditions and agreements of the Lease, as amended herein, shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in the Lease, their assigns.

         11. The Lease, as modified by this Second Lease Amendment, contains the entire understanding and agreement between Landlord and Tenant; all prior agreements, both oral and written, are merged herein and therein and are superseded hereby and thereby.

         12. As hereinabove amended, changed or modified, the Lease is, and shall remain, in full force and effect in accordance with its terms, and each and every agreement, term, covenant and condition thereof is hereby ratified, confirmed and continued.

         IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their respective hands as of the day and year first above written.

LANDLORD: PARK ASSOCIATES


By: /s/ Gerald Wolkoff,
    --------------------------------
        Gerald Wolkoff, Partner

TENANT:   SUPERIOR SUPPLEMENTS, INC.


By: /s/ Larry Simon
    --------------------------------
        Larry Simon, President